As filed with the Securities and Exchange Commission on February 10, 2017
Registration No. 333-208413

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CSRA INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7373	47-4310550
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3170 Fairview Park Drive
Falls Church, VA 22042
(703) 641-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Haynes II
Executive Vice President, General Counsel and Secretary
CSRA Inc.
3170 Fairview Park Drive
Falls Church, VA 22042
(703) 642-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott A. Barshay, Esq.
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (File No. 333-208413), which became effective on December 23, 2015 (the “Registration Statement”), and is being filed to deregister 7,617,389 unsold shares of common stock of the registrant, CSRA Inc., registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, State of Virginia, on the 10th day of February, 2017.

CSRA INC.

By:	/s/ William Luebke
Name:	William Luebke
Title:	Vice President and Controller
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ Lawrence B. Prior III* Lawrence B. Prior III	President and Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2017
/s/ David F. Keffer* David F. Keffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 10, 2017
/s/ William Luebke William Luebke	Vice President and Controller (Principal Accounting Officer)	February 10, 2017
/s/ Nancy Killefer* Nancy Killefer	Chairman of the Board of Directors and Director	February 10, 2017
/s/ Keith B. Alexander * Keith B. Alexander	Director	February 10, 2017
/s/ Sanju K. Bansal* Sanju K. Bansal	Director	February 10, 2017
/s/ Michèle A. Flournoy* Michèle A. Flournoy	Director	February 10, 2017
/s/ Mark A. Frantz* Mark A. Frantz	Director	February 10, 2017
John F. Young	Director	February 10, 2017
Craig Martin	Director	February 10, 2017
/s/ Sean O'Keefe* Sean O'Keefe	Director	February 10, 2017
/s/ Michael E. Ventling* Michael E. Ventling	Director	February 10, 2017
/s/ Billie I. Williamson* Billie I. Williamson	Director	February 10, 2017

*By:	/s/ William Luebke
Attorney- in-Fact